UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☐                            Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

    OSI Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

    Astellas Pharma Inc., Astellas US Holding, Inc., Ruby Acquisition, Inc.

(Names of Persons Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

Website Copy

This website is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell OSI Pharmaceuticals (“OSI”) common stock. The tender offer (the “Tender Offer”) is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, Letter of Transmittal and other related tender offer materials) filed by Astellas Pharma Inc., Astellas US Holding, Inc. and Ruby Acquisition, Inc. (collectively, “Astellas”) with the Securities and Exchange Commission (“SEC”). These materials, as they may be amended from time to time, contain important information, including the terms and conditions of the Tender Offer, that should be read carefully before any decision is made with respect to the Tender Offer. Investors and security holders may obtain a free copy of these materials, when available, and other documents filed by Astellas with the SEC at the website maintained by the SEC at www.sec.gov. The Offer to Purchase, Letter of Transmittal and other related Tender Offer materials may also be obtained, when available, for free by contacting the information agent for the Tender Offer, Georgeson Inc., at (212) 440-9800 for banks and brokers and at (800) 213-0473 for persons other than banks and brokers.

As a consequence of legal restrictions, the release, publication or distribution of information contained on this website in certain jurisdictions or to certain persons may be restricted or unlawful. All persons resident or located outside the United States who wish to view this website must first satisfy themselves that they are not subject to any local requirements that prohibit or restrict them from doing so and should inform themselves of, and observe, any applicable legal or regulatory requirements applicable in their jurisdiction. If you are resident or located in a country that renders the accessing of this website or parts thereof illegal, whether or not subject to making certain notifications or taking other action, you should not view this website. It is not intended that the materials on this website be accessible by persons resident or located in any jurisdiction where to do so would constitute a violation of the relevant laws and/or regulations of such jurisdiction.

In connection with Astellas’ proposal to nominate directors at OSI’s annual meeting of stockholders, Astellas may file a proxy statement with the SEC. Investors and security holders of OSI are urged to read the proxy statement and other documents related to the solicitation of proxies filed with the SEC carefully in their entirety when they become available because they will contain important information. Stockholders of OSI and other interested parties may obtain, free of charge, copies of the proxy statement (when available), and any other documents filed by Astellas with the SEC in connection with the proxy solicitation, at the SEC’s website as described above. The proxy statement (when available) and these other documents may also be obtained free of charge by contacting Georgeson Inc. at the numbers listed above.

Astellas and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding these directors and executive officers is available in the Schedule TO filed March 2, 2010, and other documents filed by Astellas with the SEC as described above. Further information will be available in any proxy statement or other relevant materials-filed with the SEC in connection with the solicitation of proxies when they become available.

No assurance can be given that the proposed transaction described herein will be consummated by Astellas, or completed on the terms proposed or any particular schedule, that the proposed transaction will not incur delays in obtaining the regulatory, board or stockholder approvals required for such transaction, or that Astellas will realize the anticipated benefits of the proposed transaction.

Statement on Cautionary Factors

Any statements made in this website that are not statements of historical fact, including statements about Astellas’ beliefs and expectations and statements about Astellas’ proposed acquisition of OSI, are forward-looking statements and should be evaluated as such. Forward-looking statements include statements that may relate to Astellas’ plans, objectives, strategies, goals, future events, future revenues or performance, and other information that is not historical information. Factors that may materially affect such forward-looking statements include: Astellas’ ability to successfully complete the tender offer for OSI’s shares or realize the anticipated benefits of the transaction; delays in obtaining any approvals required for the transaction, or an inability to obtain them on the terms proposed or on the anticipated schedule; and the failure of any of the conditions to Astellas’ tender offer to be satisfied.

Any information regarding OSI contained herein has been taken from, or is based upon, publicly available information. Although Astellas does not have any information that would indicate that any information contained herein is inaccurate or incomplete, Astellas has not had the opportunity to verify any such information and does not undertake any responsibility for the accuracy or completeness of such information.

The passage of time and/or the occurrence of subsequent events can render the materials on this website inaccurate or incomplete and, consequently, viewers of this website should consider the dates of issuance of all materials on this website. Astellas does not undertake, and specifically disclaims, any obligation or responsibility to update or amend any of the information above except as otherwise required by law.

THE DOCUMENTS MAY NOT BE DOWNLOADED EITHER IN WHOLE OR IN PART BY ANY PERSON IN ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION.

Electronic versions of these materials are not directed at or accessible by persons resident in any jurisdiction where to do so would constitute a violation of the relevant laws of such jurisdiction. Accordingly, you may only access this website if you are able to provide the below confirmations. If you are resident or located in any jurisdiction into which distribution of these materials would constitute a violation of the relevant laws of such jurisdiction, you must click on the relevant box below in order to exit this website.

Confirmation of understanding and acceptance

In order to view the materials on this website, by clicking on the “CONFIRM” box below, you are making the following confirmations:

(i) I am a resident of or located in the United States or another jurisdiction into which the distribution of the materials on this website does not constitute a violation of the relevant laws of such jurisdiction and I am not acting on behalf of someone who is resident or located in a jurisdiction that renders the accessing of this website or parts thereof illegal; and

(ii) I will not copy, forward, transfer or distribute these materials to any person who is resident or located in a jurisdiction that renders the accessing of this website or parts thereof illegal.

If you are not able to give these confirmations (as applicable), you should click on “DECLINE” below.

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